Exhibit 10.12

AMENDMENT NO. 1, dated as of June 28, 2006, to the Stanley Associates, Inc. Executive Deferred Compensation and Equity Plan (the “2002 Plan”).

WHEREAS, pursuant to resolutions of the Board of Directors (the “Board”) of Stanley Associates, Inc. (the “Company”) dated May 4, 2006, the Board deemed it advisable and in the best interests of the Company and its shareholders that the Company commence preparations relating to a proposed underwritten initial public offering of shares of common stock (the “Offering”), par value $0.01 per share, of the Company; and

WHEREAS the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the 2002 Plan as provided below in preparation for the Offering;

NOW, THEREFORE, be it resolved that:

1.  The second sentence of Section 7.9 of the 2002 Plan is hereby deleted in its entirety and replaced with the following:

“7.9         Upon a Public Offering, the rights and obligations of the Company and the Recipients set forth in Sections 7.5, 7.6 and 7.7 shall lapse and terminate.”

2.  This Amendment will be governed by the laws of the state of Delaware.